                                        CONTRACT DATA
Contract Number:             [9920-SAMPLE]               Contract Date:     [November 1, 2006]
Initial Purchase Payment:    [$25,000]                   Retirement Date:   [November 1, 2046]
Annuitant:                   [John Doe]                  Contract Type:     [Non-Qualified]
Contract Owner:              [John Doe]

Upon issuance of this contract your initial purchase payment has been applied as shown below. You may make additional payments and change the purchase payment allocation as provided in this contract. For more information, please refer to the Purchase Payments Provision.

   Allocation                                                                   Payment
                                                                               Allocation
                                                                               Percentage
                                                                                  [___%
   AEL One-Year Fixed Account                                                      ___%
   [6-month DCA Fixed Account                                                      ___%
   12-month DCA Fixed Account                                                      ___%
   1 Year Guarantee Period Account                                                 ___%
   2 Year Guarantee Period Account                                                 ___%
   3 Year Guarantee Period Account                                                 ___%
   4 Year Guarantee Period Account                                                 ___%
   5 Year Guarantee Period Account                                                 ___%
   6 Year Guarantee Period Account                                                 ___%
   7 Year Guarantee Period Account                                                 ___%
   8 Year Guarantee Period Account                                                 ___%
   9 Year Guarantee Period Account                                                 ___%
   10 Year Guarantee Period Account                                                ___%
   AIM V.I. Basic Value Fund - Series II Shares                                    ___%
   AIM V.I. Capital Development Fund - Series II Shares                            ___%
   AIM V.I. Mid Cap Core Equity Fund - Series II Shares                            ___%
   AllianceBernstein VP Growth and Income Portfolio (Class B)                      ___%
   AllianceBernstein VP International Value Portfolio (Class B)                    ___%
   AllianceBernstein VP Total Return Portfolio (Class B)                           ___%
   American Century(R) VP Inflation Protection, Class II                           ___%
   American Century(R) VP International, Class II                                  ___%
   American Century(R) VP Ultra, Class II                                          ___%
   American Century(R) VP Value, Class II                                          ___%
   Colonial Small Cap Value Fund, Variable Series, Class B                         ___%
   Columbia High Yield Fund, Variable Series, Class B                              ___%
   Dreyfus IP Midcap Stock Portfolio, Service Share Class                          ___%
   Dreyfus IP Technology Growth Portfolio, Service Share Class                     ___%
   Dreyfus VIF Appreciation Portfolio, Service Share Class                         ___%
   Dreyfus VIF International Value Portfolio, Service Share Class                  ___%
   Fidelity VIP Contrafund(R) Portfolio Service Class 2                            ___%
   Fidelity VIP Growth Portfolio Service Class 2                                   ___%
   Fidelity VIP Investment Grade Bond Portfolio Service Class 2                    ___%
   Fidelity VIP Mid Cap Portfolio Service Class 2                                  ___%
   Fidelity VIP Overseas Portfolio Service Class 2                                 ___%
   FTVIPT Franklin Income Securities Fund - Class 2                                ___%
   FTVIPT Franklin Rising Dividends Securities Fund - Class 2                      ___%
   FTVIPT Franklin Small-Mid Cap Growth Securities Fund - Class 2                  ___%
   FTVIPT Mutual Shares Securities Fund - Class 2                                  ___%
   FTVIPT Templeton Growth Securities Fund - Class 2                               ___%
   FTVIPT Templeton Global Income Securities Fund - Class 2                        ___%
   Goldman Sachs VIT Mid Cap Value Fund ]                                          ___%]

273954DPSIG                                                          Page 2[.0]

                                  CONTRACT DATA - Continued


Contract Number:  [9920-SAMPLE]                            Contract Date:  [November 1, 2006]


                                                                                  [___%
    [MFS(R) Investors Growth Stock Series - Service Class                          ___%
    MFS(R) New Discovery Series - Service Class                                    ___%
    MFS(R) Total Return Series - Service Class                                     ___%
    MFS(R) Utilities Series - Service Class                                        ___%
    Oppenheimer Capital Appreciation Fund/VA, Service Shares                       ___%
    Oppenheimer Global Securities Fund/VA, Service Shares                          ___%
    Oppenheimer Main Street Small Cap Fund/VA, Service Shares                      ___%
    Oppenheimer Strategic Bond Fund/VA, Service Shares                             ___%
    Putnam VT Health Sciences Fund - Class IB Shares                               ___%
    Putnam VT International Equity Fund - Class IB Shares                          ___%
    Putnam VT Small Cap Value Fund - Class IB Shares                               ___%
    Putnam VT Vista Fund - Class IB Shares                                         ___%
    RiverSource(SM) VP - Cash Management Fund                                        ___%
    RiverSource(SM) VP - Diversified Bond Fund                                       ___%
    RiverSource(SM) VP - Diversified Equity Income Fund                              ___%
    RiverSource(SM) VP - Emerging Markets Fund                                       ___%
    RiverSource(SM) VP - Global Inflation Protected Securities Fund                  ___%
    RiverSource(SM) VP - Growth Fund                                                 ___%
    RiverSource(SM) VP - High Yield Bond Fund                                        ___%
    RiverSource(SM) VP - International Opportunity Fund                              ___%
    RiverSource(SM) VP - Income Opportunities Fund                                   ___%
    RiverSource(SM) VP - Large Cap Equity Fund                                       ___%
    RiverSource(SM) VP - Large Cap Value Fund                                        ___%
    RiverSource(SM) VP - Mid Cap Growth Fund                                         ___%
    RiverSource(SM) VP - S&P 500 Index Fund                                          ___%
    RiverSource(SM) VP - Select Value Fund                                           ___%
    RiverSource(SM) VP - Short Duration US Government Fund                           ___%
    RiverSource(SM) VP - Small Cap Value Fund                                        ___%
    Van Kampen LIT Comstock Portfolio Class II Shares                              ___%
    Van Kampen UIF U.S. Real Estate Portfolio Class II Shares                      ___%
    Wanger International Small Cap                                                 ___%
    Wanger US Smaller Companies ]                                                  ___%]

[Portfolio Navigator Asset Allocation Program model:  [model name]]

[Death Benefit:  Return of Purchase Payment]
[Death Benefit:  Maximum Anniversary Value]
[Death Benefit:  5% Accumulation]
[Death Benefit:  Enhanced]


[Guaranteed Minimum Accumulation Benefit Rider         Initial Annual Rider Charge of [0.55%]
Duration of Waiting Period:  [10] Years                Maximum Annual Rider Charge of 1.75%
Automatic Step-up Percentage: [80%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

273954DPSIG                                                          Page 2[.1]

                                  CONTRACT DATA - Continued

Contract Number:  [9920-SAMPLE]                            Contract Date:   [November 1, 2006]


[Guaranteed Minimum Lifetime Withdrawal Benefit Rider      Initial Annual Rider Charge [0.60%]
                                                           Maximum Annual Rider Charge [1.50%]
Maximum RBA and GBA                                        [$5,000,000 ]
Maximum ALP                                                [$300,000 ]
GBP Percentage                                             [7%]
ALP Percentage                                             [6%]
Annual Lifetime Payment Attained Age                       Age [65]
Waiting Period                                             [3] Years

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                   Initial Annual Rider Charge of [0.30%]
(Maximum Anniversary Value Benefit Base)                   Maximum Annual Rider Charge of [1.50%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge.]]

[Guaranteed Minimum Income Benefit Rider                   Initial Annual Rider Charge of [0.60%]
(5% Accumulation Benefit Base)                             Maximum Annual Rider Charge of [1.75%]

[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the
One-Year Fixed Account, if applicable.]]]

[Guaranteed Minimum Income Benefit Rider                   Initial Annual Rider Charge of 0.[65%]
(Greater of Maximum Anniversary Value Benefit Base         Maximum Annual Rider Charge of [2.00%]
and 5% Accumulation Benefit Base)


[Allocation Restrictions/Limitations: This rider requires specific investment allocations to, or Asset Allocation Models containing, certain variable subaccounts, Guarantee Period Accounts, if applicable, the One-Year Fixed Account, if applicable, and the DCA Fixed Account, if applicable. Changes to allocations or Asset Allocation Models may increase the Annual Rider Charge. Excluded investment options from the variable account floor: [RiverSource(SM) VP Cash Management Fund, Guarantee Period Accounts, if applicable, and the
One-Year Fixed Account, if applicable.]]]

[Benefit Protector Death Benefit Rider                            Annual Charge of [0.25%]

         Rider Benefit Percentage                  [ 40%]
         Maximum Earnings at Death Percentage      [250%]]

[Benefit Protector Plus Death Benefit Rider                       Annual Charge of [0.40%]

         Rider Benefit Percentage                  [ 40%]
         Maximum Earnings at Death Percentage      [250%]
         Purchase Payment Percentage Schedule
             Death Occurring in Contract Years   Percentage
                       1 - 2                       [  0%]
                       3 - 4                       [ 10%]
                       5 and later                 [ 20%]]


273954DPSIG                                                          Page 2[.2]

                                   CONTRACT DATA - Continued

Contract Number:  [9920-SAMPLE]                           Contract Date:   [November 1, 2006]




Withdrawal Charge Schedule: If you withdraw all or a portion of this contract, a withdrawal charge may apply. A withdrawal charge applies if all or part of the purchase payments withdrawn is from payments received as shown below.

   Years From Purchase Payment Receipt                Withdrawal Charge
   -----------------------------------                -----------------
                   1                                  7.0% of purchase payment withdrawn
                   2                                  7.0% of purchase payment withdrawn
                   3                                  6.0% of purchase payment withdrawn
                   4                                  6.0% of purchase payment withdrawn
                   5                                  5.0% of purchase payment withdrawn
                   6                                  4.0% of purchase payment withdrawn
                   7                                  2.0% of purchase payment withdrawn
                   8 +                                0.0% of purchase payment withdrawn

You may withdraw the greater of 10 percent of your prior contract anniversary contract value or contract earnings each contract year without incurring a withdrawal charge. For more information, please refer to the Withdrawal Charge Provision.

Annual Mortality and Expense Risk Charge: [1.30% - 1.70% of the daily net asset value]

Annual Variable Account Administrative Charge: [0.15% of the daily net asset value]

Annual Contract Administrative Charge: [$40], waived at contract values of [$50,000] or more

The Maximum Total AEL Variable Annuity Purchase Payment Per Annuitant Life:
[$1,000,000]

The Minimum Additional Purchase Payment: [$100]

The Minimum Investment in any Guarantee Period Account: [$1,000]

The Guaranteed Minimum Effective Interest Rate to be credited to the AEL Fixed Account is [X]%.

One-Year Fixed Account Purchase Payment and Transfer Limits:
         1.  Payments to the One-Year Fixed Account:
                  Limited to [30%] of each payment.
         2.  Transfers to the One-Year Fixed Account:
                  Limited to transfer amounts which result in the One-Year Fixed Account Contract Value (after the transfer) being no more than [30%] of the total Contract Value.

         3. Transfers (including automated transfers under a dollar cost averaging arrangement) from the One-Year Fixed Account:

                  Limited to the greater of:
                           a.  [$10,000]; or
                           b. [30%] of the One-Year Fixed Account Contract Value at the beginning of the contract year.

MARKET VALUE ADJUSTMENT
-----------------------
All payments and values based on the Guarantee Period Account(s) are subject to a Market Value Adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. For more information, please refer to the Market Value Adjustment Provision.

273954DPSIG                                                          Page 2[.3]